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                                                                    EXHIBIT 3.77

                                     BY LAWS

                                       OF

                         DERMATOPATHOLOGY SERVICES, P.C.

                         INCORPORATED UNDER THE LAWS OF

                              THE STATE OF ALABAMA


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                                     BYLAWS

                                   ARTICLE ONE

                                     OFFICES

     1.01. The registered office of the Corporation is located at 1647 Panorama Lane, Birmingham, Alabama 35216.

                                  OTHER OFFICES

     1.02. The Corporation may also have offices at such other places, within or without the State of Alabama, where the Corporation is qualified to do business, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

                                   ARTICLE TWO

                                  SHAREHOLDERS

                             Closing Transfer Books

     2.01. For the purpose of taking a record of the shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not to exceed fifty
(50) days, in which case written or printed notice

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thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.

                         Date For Record of Shareholders

     2.02. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such record of shareholders. Such date may not be earlier than the date on which it is fixed and in any case may not be more than fifty (50) days and, for a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         Date of Notice or Resolution for Determination of Shareholders

     2.03. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

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                            Proxies and Voting Trusts

     2.05. No shareholder may enter into a proxy, voting trust agreement, or any other type of agreement vesting another person with the authority to exercise the voting power of any of his stock in the Corporation.

                                  ARTICLE THREE

                             SHAREHOLDERS' MEETINGS

                                Place of Meetings

     3.01. Meetings of shareholders shall be held at any place within or without the State of Alabama. In the absence of such designation, shareholders' meetings shall be held at the principal office of the Corporation in Alabama.

                  Time of Annual Meeting - Business Transacted

     3.02. The annual meeting of shareholders shall be held on the second Tuesday of March of each year, at the hour of 1:30 p.m., provided, however, that should said day

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fall upon a legal holiday, then at the same time on the next business day thereafter. At such meetings Directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

                           Calling of Special Meetings

     3.03. On request in writing to the President, Vice President, or Secretary, sent by registered mail or delivered to the officer in person, by any persons entitled to call a meeting of shareholders, the Secretary of the Corporation forthwith shall fix the date of the meeting and cause notice to be given to the shareholders entitled to vote that a meeting will be held not less than ten (10) days after the receipt of the request. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

                    Persons Entitled to Call Special Meetings

     3.04. Special meetings of the shareholders may be called at any time by any of the following: the President; the Vice President entitled to exercise the President's authority in case of the latter's absence, death, or disability or the Board of Directors by action at a meeting

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or a majority acting without meetings. Persons holding twenty-five (25%) percent of the outstanding shares entitled to vote at the meeting may also call special meetings.

                               Notice of Meetings

     3.05. Written notice of all meetings of shareholders shall be delivered, either personally or by mail, addressed to the shareholder at his address as it appears on the books of the Corporation or as supplied by him to the Corporation for the purpose of notice, with postage thereon prepaid, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting; or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice; by any Director or shareholder, to each shareholder of record entitled to vote at such meeting.

                                 Time of Notice

     3.06. Notice of any meeting of shareholders shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting; or, in case of a meeting being held for the purpose of consideration of a merger or consolidation, not less than twenty (20) nor more than forty (40) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when

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deposited in the United States mail addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid.

                               Contents of Notice

     3.07. Notice of any meeting of shareholders shall state the place, day, and hour of the meeting. The notice shall also state the general nature of the business to be transacted if it is a special meeting.

                           Notice of Adjourned Meeting

     3.08. When a shareholders' meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

                             Quorum of Shareholders

     3.09. A majority of the outstanding shares shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes on the matter being voted upon is

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required by statute, the Articles of Incorporation, or these Bylaws.

                     Adjournment for Lack or Loss of Quorum

     3.10. In the absence of a quorum or with the withdrawal of enough shareholders to leave less than a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares of the holders present at such meeting, but no other business may be transacted. Meetings at which Directors are to be elected may be adjourned for periods not to exceed fifteen(15) days.

                             Record of Shareholders

     3.11. The officer or agent having charge of the transfer book for shares of the Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of shareholders, listing the shareholders entitled to vote at such meeting arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the

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inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

                                Voting of Shares

     3.12. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders except as otherwise provided in the Articles of Incorporation.

                           Voting by Voice and Ballot

     3.13. Voting by shareholders in elections for Directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

                                Waiver of Notice

     3.14. Whenever any notice whatever is required to be given a shareholder under law or under the provision of the Articles of Incorporation or Bylaws of the Corporation, a waiver thereof in writing signed by the shareholder entitled to such notice, whether before or after the time for giving such notice, shall be deemed equivalent to the giving of such notice; however, in the case of special

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meetings, the business to be transacted and the purpose of the meeting shall be stated in the waiver of notice.

                             Action Without Meeting

     3.15. Any action required by law to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation.

                               Conduct of Meetings

     3.16. At every meeting of the shareholders, the President, or, in his absence, the officer designated by the President, or, in the absence of such designation, such other person (who shall be one of the officers, if any is present) chosen by a majority in interest of the shareholders of the Corporation present in person and entitled to vote, shall act as Chairman. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or Assistant Secretary, the Chairman may appoint another person to act as Secretary of the meeting.

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                                  ARTICLE FOUR

                                    DIRECTORS

                                Directors Defined

     4.01. "Directors", when used in relation to any power or duty requiring collective action means "Board of Directors."

                               Powers of Directors

     4.02. The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitation imposed by law, the State of Alabama Medical Licensure Commission, the Articles of Incorporation, or these Bylaws as to action which requires authorization or approval by the shareholders.

                               Number of Directors

     4.03. The number of Directors of the Corporation shall be determined by resolution of the shareholders entitled to vote.

                                 Term of Office

     4.04. The Directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing Directors, or the Directors may be designated at any time by the unanimous written consent of the shareholders. Each Director shall hold office until

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the next annual meeting of the shareholders and until his successor is elected or until his earlier resignation, removal from office, or death.

                                    Vacancies

     4.05. Vacancies in the Board of Directors shall exist in the case of the happening of any of the following events: (a) the death or resignation of any Director(s); (b) at any annual, regular, or special meeting of shareholders at which any Director is elected, the shareholders fail to elect the full authorized number of Directors to be voted for at that meeting; or (c) an increase in the number of Directors.

                                Filling Vacancies

     4.06. Any vacancy occurring in the Board of Directors shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a Director until his successor is elected by the shareholders.

                                  Compensation

     4.07. The Board of Directors by the affirmative vote of a majority of the Directors then in office and irrespective of any personal interest of any of its members shall have authority to establish reasonable compensation of all Directors for services to the

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Corporation as Directors, officers, or otherwise. Such compensation may include pensions, disability benefits, and death benefits.

                              Conflict of Interest

     4.08. Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors is directly or indirectly financially interested) shall be valid for all purposes notwithstanding the presence of such Director at the meeting authorizing such contract or transaction or his participation in such meeting. The foregoing shall, however, apply only if the interest of each such director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry such vote. This paragraph shall not be construed to invalidate any contract or transaction that would be valid in the absence of this paragraph.

                                  ARTICLE FIVE

                               DIRECTORS' MEETINGS

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                                Place of Meetings

     5.01. All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place within or without this State as may be designated from time to time by a majority of the Directors or as may be designated in the notice calling the meeting.

                                Regular Meetings

     5.02. Regular meetings of the Board of Directors shall be held without call or notice immediately following each annual meeting of the shareholders of this Corporation and at such other times as the Directors may determine.

                             Call of Special Meeting

     5.03. Special meetings of the Board of Directors of this Corporation shall be called by the President, any Vice President, by any other officer, or by any two Directors.

                            Notice of Special Meeting

     5.04. Written notice of the time, place, and purpose of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication at least seven (7) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at

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the city or place in which the meetings of the Directors are regularly held.
Notice of the time and place of holding a meeting of an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

               Validation of Meeting Defectively Called or Noticed

     5.05. The transactions of any meeting of the Board of Directors however called and noticed or wherever held are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                     Quorum

     5.06. A majority of the number of Directors in office constitutes a quorum of the Board for the transaction of business.

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                                 Majority Action

     5.07. Every act or decision done or made by a majority of the Directors present at any meeting duly held at which a quorum is present is the act of the Board of Directors. Each Director who is present at a meeting will be conclusively presumed to have assented to the action taken at such meeting unless his dissent to the action is entered on the minutes of the meeting; or, where he is absent from the meeting, his written objection to such action is promptly filed with the Secretary of the Corporation upon learning of the action. Such right to dissent shall not apply to a Director who voted in favor of such action.

                   Action by Consent of Board Without Meeting

     5.08. Any action required by law to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof or by all the members of such committee, as the case may be, and filed with the Secretary of the Corporation.

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                                   Adjournment

     5.09. In the absence of a quorum, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                           Notice of Adjourned Meeting

     5.10. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

                               Conduct of Meetings

     5.11. At every meeting of the Board of Directors, the Chairman of the Board of Directors, if there shall be such an officer, and, if not, a chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the Chairman may appoint any person to act as Secretary of the meeting.

                                   ARTICLE SIX

                                    OFFICERS

                                Number and Titles

     6.01. The officers of the Corporation shall be a President, a Vice President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the

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Board of Directors, one (1) or more additional Vice Presidents, one (1) or more
Assistant Secretaries, one (1) or more Assistant Treasurers, and such other officers and assistant officers as may be appointed in accordance with the provisions of Paragraph 6.03 of this Article. One (1) person may hold two (2) or more offices.

                                    Election

     6.02. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Paragraphs 6.03 or 6.05 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until his resignation, removal, disqualification, death, or until his successor shall be elected and qualified.

                              Subordinate Officers

     6.03. The Board of Directors may appoint such other officers or agents as may be deemed necessary, each of whom shall hold office for such period, have such authority, and perform such duties in the management of the property and affairs of the Corporation as may be provided in these regulations or as may be determined by resolution of the Board of Directors not inconsistent herewith. The Board of Directors may delegate to any officer or committee the

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power to appoint any such subordinate officers, committees, or agents to specify their duties and determine their compensation.

                             Removal and Resignation

     6.04. Any officer or agent may be removed by a majority vote by the Board of Directors; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                    Vacancies

     6.05. If the office of the President, Vice President, Secretary, Treasurer, Assistant Secretary, or Assistant Treasurer becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor to such office.

                                    President

     6.06. The President shall be the chief executive officer of the Corporation and shall, subject to the

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control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation and shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. Within this authority and in the course of his duties he shall:

                                Conduct Meetings

     (1) Preside at all meetings of the shareholders and be ex officio a member of all standing committees of the Corporation.

                             Sign Share Certificates

     (2) Sign all shares of stock of the Corporation in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

                               Execute Instruments

     (3) When authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of this Corporation's business may require.

                             Hire and Fire Employees

     (4) Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents and employees of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the officers, agents, and employees of the Corporation.

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                          Meeting of Other Corporations

     (5) Unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him or the Vice President, and the Secretary or the Assistant Secretary, and act and vote on behalf of the Corporation at all meetings of the Shareholders of any corporation in which this Corporation holds stock.

                                 Vice Presidents

     6.07. In the absence or disability of the President, the Vice Presidents, if more than one, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

                                    Secretary

     6.08.     The Secretary shall:

                             Sign Share Certificates

     (1) Sign, with the President or a Vice President, if there be such an officer, certificates for shares of the Corporation.

                               Certify Regulations

     (2) Certify and keep at the registered office or principal place of business of the Corporation the original or a copy of its Bylaws, including all amendments or alterations thereto.

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                               Minutes of Meetings

     (3) Keep at the place where the Bylaws or a copy thereof are kept a record of the proceedings of meetings of its Directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares or members present or represented at the shareholders meetings, and the proceedings thereof.

                     Sign or Attest Documents and Affix Seal

     (4) Sign, certify, or attest such documents as may be required by law or the business of the Corporation and keep the corporate seal, if any, and affix it to such instruments as may be necessary or proper.

                                     Notices

     (5) See that all notices are duly given in accordance with the provisions of these regulations or as required by law. In case of the absence or disability of the Secretary, or his refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice Presidents, if any, or by the Board of Directors.

                          Custodian of Records and Seal

     (6) Be custodian of the records and of the seal of the Corporation, if any, and see that it is engraved, lithographed, printed, stamped, impressed on, or affixed to all certificates for shares prior to their issuance and to all documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized in accordance with the provisions of these Bylaws.

                                 Share Register

     (7) Keep at the place where the Bylaws or a copy thereof are kept or at the office of the transfer agent or registrar a share register or duplicate share register giving the names of the shareholders, their respective addresses, and the number and classes of shares held by each. The Secretary shall also keep appropriate, complete, and accurate books or records of account at the Corporation's registered office or its principal place of

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business.

                             Reports and Statements

     (8) See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed.

                                 Exhibit Records

     (9) Exhibit at all reasonable times to proper persons on such terms as are provided by law on proper application, the regulations, the share register, and minutes of proceedings of the shareholders and Directors of the Corporation.

                                  Other Duties

     (10) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

                              Absence of Secretary

     (11) In case of the absence or disability of the Secretary or his refusal or neglect to act, the Assistant Secretary, or, if there is none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of the Secretary, the Assistant Secretary, and Treasurer, any person thereunto authorized by the President or Vice Presidents, if any, or by the Board of Directors, may perform the functions of the Secretary.

                               Assistant Secretary

     6.09. At the request of the Secretary, or, in his absence or disability, the Assistant Secretary, designated as set forth in preceding subparagraph 6.08(11) of these Bylaws shall perform all the duties of the Secretary, and when so acting, he shall have all the powers of and be subject to all the restrictions on the Secretary. The

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Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Secretary.

                                    Treasurer

     6.10.     The Treasurer shall:

                            Funds-Custody and Deposit

     (1) Have charge and custody of and be responsible for all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors.

                                  Funds-Receipt

     (2) Receive, and give receipt for, moneys due and payable to the Corporation from any source whatever.

                               Funds-Disbursements

     (3) Disburse, or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

                                Maintain Accounts

     (4) Keep and maintain adequate and correct accounts of the Corporation's properties and business transactions including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital shall be classified according to source and shown in a separate account.

                                 Exhibit Records

     (5) Exhibit at all reasonable times the books of account and records of the Corporation to any Director, or to proper persons on such terms as are provided by law, on proper application, during business hours at the office of the Corporation where such books and records are kept.

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                       Reports to President and Directors

     (6) When and as requested, render to the President and Directors accounts of all his transactions as Treasurer and of the financial condition of the Corporation.

                        Financial Report to Shareholders

     (7) Upon the written request of any shareholder of the Corporation and within fourteen (14) days thereafter, mail to such shareholder the then-latest annual balance sheet and income statement of the Corporation. Such financial statements shall have been prepared in accordance with generally accepted accounting principles by an independent public or certified public accountant.

                                      Bond

     (8) Give to the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, or a surety company satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                  Other Duties

     (9) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

                              Absence of Treasurer

     (10) In case of the absence or disability of the Treasurer or his refusal or neglect to act, the Assistant Secretary or the Secretary acting as Assistant Treasurer may perform all of the functions of the Treasurer. In the absence or inability to act, or refusal or neglect to act, of both the Treasurer and the Secretary, any person thereunto authorized by the President or Vice Presidents, if any, or by the Board of Directors may perform the functions of the Treasurer.

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                               Assistant Treasurer

     6.11. The Assistant Treasurer, if required so to do by the Board of Directors, shall respectively give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall require. At the request of the Treasurer, or, in his absence or disability, the Assistant Treasurer designated as set forth in preceding subparagraph 6.10(10) of these regulations shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all restrictions on the Treasurer. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Treasurer.

                                    Salaries

     6.12. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                  ARTICLE SEVEN

                  EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

                     Authority for Execution of Instruments

     7.01. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or

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officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any sum of money or for any purpose.

                            Execution of Instruments

     7.02 Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents, and certificates of shares of stock owned by the Corporation, shall be executed, signed, or endorsed by the President or any Vice President and by the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, and may have the corporate seal, if any, affixed thereto.

                           Bank Accounts and Deposits

     7.03. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies, or other depositories as the Board of Directors may select or

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as may be selected by any officer or officers, agent or agents of the
Corporation to whom such power may be delegated from time to time by the Board of Directors.

                      Endorsement Without Countersignature

     7.04. Endorsements for deposit of commercial paper to the credit of the Corporation in any of its duly authorized depositories may be made without countersignature by the President or any Vice President, or the Treasurer or any Assistant Treasurer, or by any other officer or agent of the Corporation to whom the Board of Directors, by resolution, shall have delegated such power.

                          Signing of Checks and Drafts

     7.05. Except as otherwise provided in these regulations, all checks, drafts, or other order for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                                  ARTICLE EIGHT

                         ISSUANCE AND TRANSFER OF SHARES

                          Classes and Series of Shares

     8.01.     Subject to the provisions of its Articles of

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Incorporation, the Corporation may issue one (1) or more classes or series of shares, or both, any of which classes or series may be with or without par value, and with such other designations, preferences, qualifications, privileges, limitations, options, conversion rights, and such special or relative rights as are stated in said Articles of Incorporation. All shares shall have the conversion, redemption, and other rights, preferences, qualifications, limitations, and restrictions as are stated in the Articles of Incorporation. If a class is divided into series, all the shares of any one series shall have the same conversion, redemption, and other rights, preferences, qualifications, limitations, and restrictions. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

                       Certificates for Fully Paid Shares

     8.02. Neither shares nor certificates representing such shares may be issued by the Corporation until the full amount of the consideration has been paid. When such consideration has been paid to the Corporation, the certificate representing such shares shall be issued to the shareholder.

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                            Consideration for Shares

     8.03. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property actually received, tangible or intangible, or in labor performed for the Corporation.

                         Contents of Share Certificates

     8.04. Certificates for shares shall be of such form and style, printed or otherwise, as the Board of Directors may designate, and each certificate shall state all of the following facts:

               (1) That the Corporation is organized under the laws of the State of Alabama.

               (2) The name of the registered holder of the shares represented by the certificate.

               (3) The number and class of shares and the designation of the series, if any, which such certificate represents;

               (4) The par value of each share represented by such certificate or a statement that the shares are without par value.

                 Shares in Classes or Series

     8.05.     If the Corporation is authorized to issue

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shares of more than one class, the certificate shall set forth, either on the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge a full statement or a summary of all of the designations, preferences, limitations and relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

                            Restrictions on Transfer

     8.06. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof must be noted conspicuously on each certificate representing shares to which the restriction applies.

                                Preemptive Rights

     8.07. A full summary of statement of any limitations or denials of preemptive rights of a shareholder to acquire unissued shares of the Corporation must be set forth on the face or back of the certificate representing shares subject thereto.

                           Incorporation by Reference

     8.08.     In lieu of setting forth a full summary or

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statement of any provision, other than restrictions on transfer, on the face or back of the certificate, such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder without charge within five (5) days of receiving a written request therefore.

                    Signing Certificates-Facsimile Signatures

     8.09. All share certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation itself or its employee, any other signatures or countersignatures on the certificate may be facsimiles. In case any officer of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the Corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer of the Corporation, or the officer or employee of the transfer agent or registrar had not ceased to be such at the date of its issue.

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                                  ARTICLE NINE

                      CORPORATE RECORDS, REPORTS, AND SEAL

                          Minutes of Corporate Meetings

     9.01. The Corporation shall keep at its principal place of business a book of minutes of all meetings of its Board of Directors and of its shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares or members present or represented at shareholders' meetings, and the proceedings thereof.

                                Books of Account

     9.02. The Corporation shall keep and maintain at its principal place of business adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, capital surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

                                 Share Register

     9.03. The Corporation shall keep at its principal place of business or at the office of its transfer agent

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domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

                                   Fiscal Year

     9.06. The fiscal year of the Corporation shall be as determined by the Board of Directors.

                                 Corporate Seal

     9.07. The Board of Directors may, but need not, adopt, use, and thereafter alter, a corporate seal.

                                   ARTICLE TEN

                               AMENDMENT OF BYLAWS

               Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted either by the vote or the written assent of shareholders entitled to exercise a majority of the voting power of the corporation or by the Board of Directors, provided that such Bylaws as adopted or amended are not in conflict with the Articles of Incorporation or with law.

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